                                                                    Exhibit 99.4

                     CONSENT OF EQUINET CORPORATE FINANCE AG

         We hereby consent to the inclusion of our opinion letter, dated September 27, 2003, appearing as Annex F to the Joint Proxy Statement/Prospectus which is a part of the Registration Statement on Form S-4 of Versant Corporation ("Versant") relating to the proposed merger of Poet Holdings, Inc., with and into a wholly owned subsidiary of Versant. We further consent to the references of our firm name therein. In giving such consent, we do not thereby admit that we come within the category of person whose consent is required under Section 7 or Section 11 of the Securities Act of 1933, as amended, or the rules and regulations adopted by the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ EQUINET CORPORATE FINANCE AG


Frankfurt, Germany

November 12, 2003